SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2009
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310

(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

20358 Seneca Meadows Parkway,
Germantown, Maryland	20876

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 556-9900

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing
On March 12, 2009, Avalon Pharmaceuticals, Inc. (the “Company”) received a Staff Determination letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, as reported previously on November 25, 2008, the Company fails to comply with the minimum stockholders’ equity requirement of $10 million for continued listing on The NASDAQ Global Market as set forth in NASDAQ Marketplace Rule 4450(a)(3). As a result of this continued non-compliance, the Company’s common stock will be suspended from trading on The NASDAQ Global Market at the opening of business on March 23, 2009 and removed from listing and registration on The NASDAQ Global Market unless the Company appeals the NASDAQ Staff’s determination and requests a hearing before a NASDAQ Listing Qualifications Panel no later than 4:00 p.m. Eastern Time on March 19, 2009. The Company intends to appeal the NASDAQ Staff’s determination and request such a hearing.
The Company issued a press release on March 17, 2009 that disclosed its receipt of the March 12th letter from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.
Item 8.01. Other Events
The disclosure contained in Item 3.01 is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          99.1      Press release dated March 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Pharmaceuticals, Inc.
Date: March 17, 2009	By:	/s/ C. Eric Winzer
C. Eric Winzer
Executive Vice President and Chief Financial Officer